Exhibit 10.4

JCPenney

J. C. Penney Company, Inc.

2005 Equity
Compensation Plan

                                              Notice of Grant of Stock Option(s)
                                                         2006 Stock Option Grant


  Name                                Date of Grant     Option Price Per Share
                                       3/22/2006
-------------------------------------------------------------------------------
Employee ID          Unit Number       Area of Responsibility / District  Number

--------------------------------------------------------------------------------
                                                   Number of NSO Shares Granted
                                           -------------------------------------


This Notice of Non-Qualified (also known as "Non-Statutory") Stock Option ("NSO") gives you the right to purchase the total number of shares of Common Stock of 50 cent par value ("Common Stock") of J. C. Penney Company, Inc. ("Company") at the price per share as shown above. This option is subject to all the terms, rules, and conditions of the J. C. Penney Company, Inc. 2005 Equity Compensation Plan ("Plan") and the implementing resolutions ("Resolutions") approved by the Human Resources and Compensation Committee of the Board of Directors. Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Plan and the Resolutions. The option price and number of shares will be adjusted as provided in the Plan in the event of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, spinoff, distribution to holders of Common Stock other than cash dividends, or the like.

Terms of Exercise
------------------

Effective Exercise Date
-----------------------

When an option exercise instruction is given in conjunction with a sell order for the underlying stock that is a Sell-to-Cover Order, a Same-Day-Sale Exercise Order, a Limit Order or a Good-till Cancelled Order, the effective exercise date shall be the date on which such sale order is executed. For a Cash Payment (Exercise and Hold) transaction, the effective exercise date will be the date the requisite funds are received by the Company at its home office in Plano, Texas, or such other location as the Company may designate, or by a third party duly designated by the Company at the offices of such third party. For a Stock Payment transaction, the effective exercise date will be the date the properly completed option exercise form/instructions and any necessary accompanying documents and payment are received by the Company at its home office in Plano, Texas, or such other location as the Company may designate, or by a third party duly designated by the Company at the offices of such third party. Exercise instructions received after the close of the New York Stock Exchange for the day shall be deemed received as of the opening of the next Business Day (a "Business Day" being any day on which the New York Stock Exchange is open and operating). An effective exercise date shall never mean a non-Business Day. If any "effective exercise date," as defined above, falls on a day Common Stock is not traded, all transactions will be postponed until the next trading day, and the effective exercise date will be deemed to be the next trading date, unless such day is after the Normal Expiration Date (as defined below), in which case the option will expire.

Transferability
----------------

This option may be assigned or transferred by will or the laws of descent and distribution. No Stock Option will be exercisable except by you or (a) upon your incapacity, by your guardian or legal representative, or (b) upon your death, by the beneficiary you have designated on the JCPenney Company Equity Compensation Beneficiary Designation form or in the absence of such beneficiary, your legal representative (collectively, "Legal Transferees").

Date Option Becomes Exercisable
--------------------------------

This option will become exercisable ("vest") over a three-year period in accordance with the following schedule:

-------------------------------- -----------------------------------------------
        Normal Vesting Dates        Percent of this Option Grant that will vest
-------------------------------- -----------------------------------------------
            March 22, 2007                             33-1/3%
-------------------------------- -----------------------------------------------
            March 22, 2008                             33-1/3%
-------------------------------- -----------------------------------------------
            March 22, 2009                             33-1/3%
-------------------------------- -----------------------------------------------

This option will be 100% vested on March 22, 2009.

However, 100% of this option becomes immediately exercisable, without regard to these dates, upon a "Change of Control" (as defined in Attachment A) of the Company, and a portion of this option becomes immediately exercisable, without regard to these dates, in the event of your employment termination due to retirement, death, disability, or reduction in force/unit closing as described on Page 2.

(Rev. 3/06)                        1                         (continued on back)

Additional Exercise Terms Of This Option Are:
--------------------------------------------

While you are Employed
-----------------------

While you are employed by the Company, subsidiary, or other entity affiliated with the Company, you may exercise vested options any time on or after the Normal Vesting Dates until the Expiration Date of March 21, 2016 ("Normal Expiration Date").

This option can be exercised by:

     o Cash Payment Method (Exercise and Hold)
     o Stock Payment Method
     o Same-Day-Sale Method
     o Sell To Cover Method

After your Employment Termination
---------------------------------

In all cases, the option exercise period following termination of employment cannot extend beyond the applicable date described below or the Normal Expiration Date, whichever comes first.

1) Retirement, Death, or Disability: If your employment terminates due to your:

     o Retirement at age 60 or more,
     o Retirement between ages 55 and 59 with at least 15 years of service,
     o Death, or
     o Disability,

     before the final Normal Vesting Date, you will be entitled to a prorated number of stock options. The proration will be based on the ratio of (a) the number of calendar days from the date of grant to the last day worked to (b) the total number of calendar days in the vesting period. The number of options that have already vested will be subtracted from the prorated amount and the remaining prorated options will become immediately exercisable. Any options which have not already vested or for which exercisability is not accelerated will expire on such employment termination.

     If your employment terminates due to any of the three circumstances listed above, all vested stock options may be exercised for a period of five years after employment termination or until the option's Normal Expiration Date, whichever comes first.

2) Reduction in Force or Unit Closing - If your employment terminates due to a reduction in force or unit closing before the final Normal Vesting Date, you will be entitled to a prorated number of stock options. The proration will be based on the ratio of (a) the number of calendar days from the date of grant to the last day worked to (b) the total number of calendar days in the vesting period. The number of options that have already vested will be subtracted from the prorated amount and the remaining prorated options will become immediately exercisable. Any options which have not already vested or for which exercisability is not accelerated will expire on such employment termination.

     If your employment terminates due to a reduction in force or unit closing, all vested options may be exercised for a period of two years after employment termination or until the option's Normal Expiration Date, whichever comes first.

3) Resignation, Summary Dismissal or Resignation in Lieu of Summary Dismissal, Discretionary Dismissal or Resignation in Lieu of Discretionary Dismissal (excluding Reduction In Force or Unit Closing): If your employment terminates due to your resignation, summary dismissal or resignation in lieu of summary dismissal, discretionary dismissal or resignation in lieu of a discretionary dismissal, then this option will expire as of the date of your employment termination.

This stock option grant does not constitute an employment contract. It does not guarantee employment for the length of the vesting period or for any portion thereof.

(Rev. 3/06)                             2

                                  Attachment A

A Change of Control Event will have occurred if there is a change of ownership, a change of effective control, or a change in ownership of a substantial portion of the assets of the Company (as "Company" is defined in the J. C. Penney Company, Inc. 2005 Equity Compensation Plan).

     1. Change of ownership occurs on the date that a person or persons acting as a group acquires ownership of stock of the Company that together with stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

     2. Notwithstanding whether the Company has undergone a change of ownership, a Change of Effective control occurs (a) when a person or persons acting as a group acquires within a 12-month period 35 percent of total voting power of the stock of the Company or (b) a majority of the board of Directors is replaced within 12 months if not previously approved by a majority of the members. A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control Event, i.e. multiple change in control events.

     3. Change in ownership of a substantial portion of the Company's assets occurs when a person or persons acting as a group acquires assets that have a total gross fair market value equal to or more than 40 percent of the total fair market of all assets of the Company immediately prior to the acquisition. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to - (i) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or (iv) An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time, or as a result of the same public offering. However persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.